UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Definitive Information Statement

AlphaRx, Inc.
(Name of Registrant as Specified in Its Charter)

Commission File Number: 000-030813

31/F, Tower One, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
(852) 2824-8716
(Address, including zip code, and telephone, including area code)

All Correspondence to:
Brenda Lee Hamilton, Esquire
Hamilton & Associates Law Group, P.A.
101 Plaza Real Suite 201 S
Boca Raton, Florida 33432
Telephone 561-416-8956
Facsimile 561-416-2855
www.securitieslawyer101.com

Payment of Filing Fee (Check the appropriate box):

☐ No fee required
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which investment applies: common stock.
(2) Aggregate number of securities to which investment applies: Not applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.
(4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid: Not Applicable.
2) Form, Schedule or Registration Statement No.: Not Applicable.
3) Filing Party: Not Applicable.
4) Date Filed: Not Applicable.

AlphaRx, Inc.
31/F, Tower One, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
(852) 824-8716

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of AlphaRx:

We are providing you the accompanying information statement to inform you that our board of directors of AlphaRx, Inc., a Delaware corporation (the “Company,” "us," “we” or “our”), and the holders of a majority of the outstanding shares of our common stock, $0.0001 par value, have approved a continuation (the “Continuation”) which will result in the change of our corporate domicile from the state of Delaware to the British Virgin Islands.

The close of business on January 16, 2013 is the record date (the “Record Date”) for the determination of the holders of common stock entitled to receive this Information Statement with respect to the Continuance. As of the Record Date, we had (i) 250,000,000 shares of common stock authorized and (ii) 89,036,000 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on the matter submitted to the holders of common stock.

Our board of directors approved the continuance on January 16, 2013. The holders of a majority of the outstanding shares of our common stock, being 73.36%, approved the Continuation on January 17, 2013. Since the required majority of the outstanding shares of our voting stock have approved the Continuation, we are not soliciting proxies with regard to the Continuance.

The Continuation will become effective upon (i) the delivery and filing of a Certificate of Conversion (the “Certificate of Conversion”), attached hereto as Exhibit A with the Delaware Secretary of State in accordance with Delaware General Corporate Law (“DCL”); and (ii) the issuance of a Certificate of Continuation attached hereto as Exhibit B by the Registrar of Corporate Affairs (“Application to Continue”) in accordance with the BVI Business Companies Act (the “BVI Act”).

We anticipate that we file the Articles of Conversion with the Delaware Secretary of State and the BVI Registrar of Corporate Affairs will issue the Certificate of Continuation approximately twenty days after this Information Statement is mailed to our Stockholders.

We will pay the cost of preparing, printing and distributing this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,
/s/ Michael Lee
President, Chief Executive Officer and Director
Dated January 22, 2013

AlphaRx, Inc.
31/F, Tower One, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
(852) 824-8716

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on or about February___, 2013 by the Board of Directors (the “Board”) of AlphaRx, Inc., a Delaware corporation (“us”, “we” or “our”), to the holders of record of our issued and outstanding common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on January 16, 2013 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform holders of our Common Stock that on January 17, 2013, our Board of Directors and Majority Shareholders approved a change of our corporate domicile from Delaware to the British Virgin Islands (the “BVI”).  Our Board of Directors and Shareholders consider the Continuation is in our best interests and the best interests of our shareholders.

We have 250,000,000 shares of Common Stock authorized and 89,036,000 shares of common stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote.

Your Vote is Not Requested or Required.
The Continuation has been adopted by the written consent of our stockholders holding 65,320,961 shares of our Common Stock (73.36%), representing a majority in interest in our outstanding Common Stock. Pursuant to Delaware General Corporate Law (“DCL”), any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of the stockholders.

Our Shareholders Do Not Have Dissenters or Appraisal Rights As a Result of the Reverse Split.
Holders of our Common Stock do not have appraisal or dissenter’s rights under Delaware law in connection with the Continuance.

Interests of Certain Parties in the Matters to be Acted upon.
None of our executive officers or directors has any substantial interest resulting from the Continuance that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Effective Date.
The Continuation will become effective upon (i) the delivery and filing of a Certificate of Conversion (the “Certificate of Conversion”), attached hereto as Exhibit A with the Delaware Secretary of State in accordance with Delaware General Corporate Law (“DCL”); and (ii) the issuance of a Certificate of Continuation attached hereto as Exhibit B by the Registrar of Corporate Affairs (“Application to Continue”) in accordance with the BVI Business Companies Act (the “BVI Act”). We anticipate that we file the Articles of Conversion with the Delaware Secretary of State and the BVI Registrar of Corporate Affairs will issue the Certificate of Continuation approximately twenty days after this Information Statement is mailed to our Stockholders.

Record Date.
The Board has fixed the close of business on the January 16, 2013, as the Record Date for the determination of stockholders who are entitled to receive this Information Statement. On or about February ___, 2013, this Information Statement will be sent to our stockholders as of the Record Date.

Costs of this Information Statement.
We will bear the entire cost of furnishing this Information Statement to any stockholder who requests a hard copy rather than Internet availability. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

In this Information Statement, unless otherwise indicated or the context otherwise requires, we will refer to AlphaRx Inc., a Delaware corporation herein referred to as “AlphaRx-Delaware," “we," "us," "our" or "the Company," and AlphaRx, Inc. a to-be-continued BVI corporation, is referred to as "AlphaRx-BVI." The change of our corporate domicile from Delaware to the BVI is referred to as the “Continuation.”

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.0001 par value per share.

As of the Record Date, January 16, 2013, we had 89,036,000 shares of our common stock issued and outstanding held by 76 stockholders of record.

Each outstanding share of our common stock entitles the holder thereof to one vote per share on all matters submitted to a vote of our shareholders.

Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

Preferred Stock

We are not authorized to issue preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to ownership of our common shares by our officers and directors and by any person (including any “group”) who is the beneficial owner of more than 5% of our common stock. We are authorized to issue 250,000,000 shares of common stock, par value of $0.0001. As of January 18, 2013, there were 89,036,000 shares of Common Stock issued and outstanding.

Name and Address	Amount and Nature of Percent of
Of Owner	Beneficial Owner	Class

Michael Lee (1)	3,817,938 shares	4.29%
Ford Moore (2)	911,636 shares	1.02%
David Milroy (2)	591,387 shares	0.66%
Sandro Persia (3)	3,600 shares	0.004%
All directors and officers as a group (4 persons)	5,324,561 shares	5.98%
Vago International Limited (4)	55,000,000 shares	62.9%

Total All Beneficial Owners

(1) Director and Officer
(2) Director
(3) Officer
(4) Vago International Limited is owned by Yee W. Chu.

QUESTIONS AND ANSWERS ABOUT THE CONTINUATION

Q. Why am I receiving this Information Statement?
A. We are delivering this Information Statement to provide you with important information about action taken by the written consent of our Majority Shareholders on January 16, 2013, approving:
● the Continuation;
● the Certificate of Conversion to be filed with the Delaware Secretary of State, attached as Exhibit A to this Information Statement);
● the Application to Continue to be filed with the Registrar of Corporate Affairs in the BVI, attached as Exhibit B to this Information Statement;
● Our BVI Memorandum of Association (the “Memorandum”), attached hereto as Annex 1 to Exhibit B-the Application to Continue; and
● Our BVI Articles of Association (the “Articles”), attached hereto as Annex 2 to Exhibit B-the Application to Continue.

Q. What is a Continuation?
A. A Continuation is a process that allows us to change our state of domicile from Delaware to the British Virgin Islands (the “BVI”).  Our business and operations following the Continuation will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Delaware, but we will be subject to the BVI Business Companies Act (the “BVI Act”).

Q. What is required to complete the Continuation?
A. We are currently governed by Delaware General Corporate Law (“DCL”). DCL §266 allows a corporation that is incorporated under the DCL to convert into a foreign entity pursuant to a plan of conversion approved by the stockholders of the corporation. Pursuant to the Continuation, the Certificate of Conversion will be filed with the Secretary of State of Delaware.  The BVI requires us to file an Application to Continue which includes the Memorandum and Articles with the Registrar of Corporate Affairs in the BVI.  Upon receipt of the Application to Continue, the BVI will issue a Certificate of Continuance and, at such time we will be a corporation governed by the laws of the BVI.

Q. What will be occurring upon effectiveness of the Continuance?
A.
● We will cease to be governed by the DCL and will be deemed a BVI corporation subject to the BVI Act;
● The Memorandum and Articles filed as part of the Application to Continue will be deemed to be the governing documents of our company;
● We will continue to be a BVI corporation and our existence will be deemed to have commenced when we were first formed in Delaware;
● Each of our directors and officers immediately prior to effectiveness of the Continuation will continue to hold the positions they hold with us after the Continuation;
● We will continue to conduct the business in which we are currently engaged and there will be no effect on our operations;
● We continue to have all of the rights, powers and assets that we had immediately prior to effectiveness of the Continuance;
● We will continue to have all the debts, liabilities, obligations, contracts and duties that we had immediately prior to effectiveness of the Continuance;
● All of our issued and outstanding shares will automatically be converted into issued and outstanding shares of common stock of AlphaRx-BVI, without any action on the part of our Stockholders; and
● All of our issued and outstanding options, warrants or other convertible securities will be exercisable into the same number of common shares and automatically converted into issued and outstanding options, warrants or other convertible rights, respectively, of AlphaRx-BVI with the same terms, conditions and rights existing immediately prior to effectiveness of the Continuation.

The material differences between the laws of Delaware and the BVI will not materially affect our business but will affect certain of your rights as a stockholder. Certain of the differences between the applicable laws of Delaware and the BVI are summarized under the heading “Comparative Rights of Stockholders” beginning on page 12.

Q. What effect will the Continuation have on my AlphaRx-Delaware shares?
A. After we change our jurisdiction from Delaware to the BVI, you will have the same number of common shares you have now. However, instead you will have common shares of a BVI corporation. Under the laws of the BVI, the Memorandum and Articles, upon effectiveness of the Continuance, we have the ability to redeem your shares for fair market value. In such circumstances, BVI law will determine the fair market value you will receive for your shares should they be redeemed. We have no current plans to redeem shares.

Q. What do I need to do with my Alpha-Rx Delaware Shares?
A. No action will be required on the part of our stockholders to receive shares of AlphaRx-BVI upon completion of the Continuance. Pursuant to the Continuance, our issued and outstanding common shares will automatically be converted into shares of common stock of AlphaRx-BVI and certificates representing shares of our common stock will automatically be deemed to represent shares of common stock of AlphaRx-BVI.  Upon effectiveness of the Continuance, Stockholders that wish to receive certificates reflecting that we are a BVI corporation may submit their certificates for exchange to the Company’s transfer agent at:

Signature Stock Transfer, Inc.
2632 Coachlight Ct.
Plano, TX, 75093
972-612-4120
SignatureStock@aol.com

Q. Why is there no stockholder vote or meeting?
A. Certain of our stockholders who own 65,320,961 shares representing approximately 73.36% of our common stock have approved the Continuation. These stockholders gave their written consent to the Continuation. Their consents satisfied the stockholder approval requirements for the Continuation under Delaware law, so no separate stockholder vote or meeting is necessary. Accordingly, the Continuation will not be submitted to our remaining stockholders for a vote.

Q. Am I required to do anything with this Information Statement or return any documents to AlphaRx-Delaware?
A. No, we are providing you with the Information Statement for informational purposes only to advise you of matters relating to the Continuation.

Q. What is the tax impact of the Continuation on AlphaRx stockholders?
A. Please see the sections titled "Material United States Federal Tax Consequences " and "Material U.S. Federal Income Tax Consequences of the Continuation,"  beginning on page 19 of this Information Statement.

Q. Am I entitled to dissenter's rights?
A. No, you are not entitled to dissenter's rights as a result of the Continuation.

Q. When will the Continuation be effective?
A. The Continuation will be effective upon the filing of the Certificate of Conversion with the Delaware Secretary of State and the issuance of a Certificate of Continuation upon our Application to Continue (the “Application to Continue”) by the Registrar of Corporate Affairs of the BVI. We will file the Certificate of Conversion and Application to Continue approximately twenty days after this Information Statement is mailed to our Shareholders.

LEGAL AUTHORITY FOR THE CONTINUATION

DCL
DCL §390 provides that a Delaware corporation may convert into a foreign entity if the conversion is approved by the majority vote of the corporation’s board of directors and shareholders. The corporation must file a Certificate of Conversion with the Delaware Secretary of State.

DCL §228(a) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

The BVI ACT
Under the BVI Act, as long as the laws of Delaware, our current jurisdiction, allow for a Continuation and a resolution authorizing the Continuation is approved by our directors and a majority of the shareholder votes of our common stock, we may become or be "continued" as a BVI corporation.

The Certificate of Conversion may vary from the provisions of Delaware law and our articles and bylaws so long as the variation is one which a BVI corporation could effect by way of amendment to its articles.

Our Board of Directors approved the Continuation on January 16, 2012. On January 16, 2012, the Board of Directors recommended the Continuation to our Shareholders. On January 16, 2012, the Shareholders approved the Continuation by Written Consent.

Director Approval Of The Continuation By Written Consent
Our Board of Directors has determined that it is advisable to change our jurisdiction of incorporation from Delaware to BVI. Management has determined that a Continuation will be the most effective means of achieving the desired change of jurisdiction of incorporation. On January 16, our Board of Directors unanimously approved the Continuation.

Shareholder Approval Of The Continuation By Written Consent
Each holder of our common stock is entitled to one (1) vote for each share held. As required by DCL, on January 16, 2013, 73.36% of our Shareholders approved the Continuation by written consent. Because we received written consents of more than a majority of our common stock outstanding, we have votes sufficient for approval of the Continuation.

On January 16, 2013, our Majority Shareholders approved the Certificate of Conversion for filing with the Delaware Secretary of State, and the Application to Continue, Memorandum and Articles for filing with Registrar of Corporate Affairs of the BVI.

No Shareholder Action is Required
No action is required by our Stockholders. The accompanying Information Statement is furnished to inform our Shareholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

THE CONTINUATION

Reasons for the Continuation

Because none of our operations or material assets are located in Delaware, we believe that the Continuation to an international jurisdiction such as the BVI will more accurately reflect our operations, which are primarily conducted in China.

We believe the BVI is a favorable jurisdiction because it has had a long history of political and economic stability. Additionally, the BVI is considered to be a well-developed international business and financial center.

Companies incorporated in the BVI (that do not operate or hold real property in the BVI or employ persons resident in the BVI) and all amounts paid by them to non-residents are generally exempt from all local taxes and stamp duties. Generally, all dividends, royalties, interest, fees and management fees paid or deemed to be paid by a company to a person resident outside the BVI are exempt from tax and no amount is required to be withheld under the jurisdiction’s legislation. A company incorporated under the BVI Act is not liable for any tax in the BVI on the transfer of any securities or assets of the company.

After the Continuation, we will continue to be treated as a U.S. domestic corporation for United States tax purposes, subject to tax on our worldwide income, and amounts paid by us to our employees and other persons and entities will be subject to U.S. tax withholding and reporting rules (as applicable). Our Stockholders are urged to review the discussion under “Material United States Federal Tax Consequences” beginning on page 19.

Method

We are currently governed by the DCL. DCL §266 allows a corporation that is incorporated under the DCL to convert into a foreign entity if approved by the board of directors and stockholders of the corporation. Pursuant to the Continuation, we will file a Certificate of Conversion with the Secretary of State of Delaware.

An Application to Continue (Exhibit B hereto) which includes the Memorandum and Articles will be made with the Registrar of Corporate Affairs in the BVI.  Upon receipt of the foregoing, the Registrar of Corporate Affairs of the BVI will issue a Certificate of Continuation under the BVI Act, and the Continuation will become effective. At such time, we will become subject to the BVI Act as if we had been incorporated under the BVI Act, and the Memorandum and Articles will be deemed to be our governing documents.

Effective Date of the Continuation

The Continuation will be effective upon the filing of the Certificate of Conversion with the Delaware Secretary of State and the issuance of a Certificate of Continuation by the Registrar of Corporate Affairs of the BVI. We will file the Certificate of Conversion and Application to Continue approximately twenty days after this Information Statement is mailed to our Shareholders. We anticipate that the Certificate of Continuation will be granted upon our making of the Application to Continue.

Effect of the Continuation

The BVI Act provides that when a company continues under the BVI Act:
● the BVI Act applies to the company as if it had been incorporated under the BVI Act;
● the company is capable of exercising all the powers of a company incorporated under the BVI Act;
● the company is no longer to be treated as a company incorporated under the laws of a jurisdiction outside the BVI;
● the Memorandum and Articles filed with an Application to Continue become the governing documents of the company upon effectiveness of a continuation; and
● all shares of a company that were outstanding before the issuance of a Certificate of Conversion by the Registrar of Corporate Affairs in the BVI shall be deemed to have been issued in conformity with the BVI Act.

The BVI Act provides that the Continuation under the BVI Act does not affect:
● the continuity of the company as a legal entity; or
● the assets, rights, obligations or liabilities of the company.

The BVI Act provides that no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer, or agent thereof, is released or impaired by its continuation as a company under the BVI Act; and that no proceedings, whether civil or criminal, pending at the time of the issue by the Registrar of Corporate Affairs in the BVI of a Certificate of Conversion by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the BVI Act, but the proceedings may be enforced, prosecuted, settled or compromised by or against the company or against the shareholder, director, officer or agent thereof, as the case may be.

Authorized Capital Following Continuation

The Memorandum and Articles will provide that we are authorized to issue 250,000,000 shares of common stock with a par value of $.0001. Our Articles of Incorporation presently in effect provide that our authorized capital is 250,000,000 shares of common stock. As such, there will be no change to our authorized capital as a result of the Continuance.

Dissenter’s Rights

Under the DCL, our Articles of Incorporation and our By-Laws, the holders of our voting securities are not entitled to dissenters’ rights with respect to the Continuance.

Reporting Obligations under Securities Laws

The Continuation will not affect our status as a reporting issuer in the U.S., and we will remain subject to the requirements of the securities laws of the U.S.

We presently prepare our financial statements in accordance with U.S. GAAP. We file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act. As a reporting foreign private issuer, we anticipate that we will file a Form 20-F Annual Report each year with the SEC. The form 20-F Annual Report will include financial statements prepared in accordance with U.S. GAAP. In addition, as a foreign private issuer, our directors, officers and 10% Stockholders will not be subject to the insider reporting requirements of Section 16(a) of the Exchange Act or “short swing” profit liability under Section 16(b) of the Exchange Act, and we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the Continuation.

Conditions to the Consummation of the Continuation

There is no material consent, approval or authorization of, or filing with any governmental entity required to consummate the Continuation.

Exchange of Stock Certificates and Action by Shareholders

Our Shareholders are not required to exchange their physical stock certificates as a result of the Continuance and are not required to take any action as a result of the Continuance.

Market for Common Equity and Related Stockholder Matters

The Continuation will have no impact on the trading market for our common stock. After the Continuation, our shares of common stock will continue to be quoted by the OTC Markets OTCQB.

Convertible Rights, Warrants and Stock Options

As of the effective time of the Continuation, all of our issued and outstanding options, warrants or other convertible securities will be exercisable into the same number of common shares and automatically converted into issued and outstanding options, warrants or other convertible rights, respectively, of AlphaRx-BVI with the same terms, conditions and rights existing immediately prior to effectiveness of the Continuation.

MAILING OF THIS INFORMATION STATEMENT

The total cost of delivering this Information Statement will be borne by us.

COMPARATIVE RIGHTS OF STOCKHOLDERS

Upon the issuance of the Certificate of Conversion under the BVI Act, our Stockholders will become shareholders of a company registered under the BVI Act. Additionally, we will be governed by the Articles and Memorandum. The differences between the DCL and the BVI Act will result in various changes to the rights of our Stockholders. The following summarizes the significant differences between the DCL and the BVI Act insofar as they affect the rights of our Stockholders. The following is a summary only and is qualified in its entirety by the relevant provisions of the DCL and the BVI Act and any other applicable law in the jurisdictions of Delaware and the BVI. The following summary is not an exhaustive analysis of the two statutes, nor a comprehensive statement of the particulars of the actual statutory provisions to which reference is made. Our Stockholders should consult their own legal advisors if they wish further information concerning these matters. We will continue to be subject to applicable securities laws in the United States.

	Rights of Holders of a Delaware Corporation	Rights of Stockholders of a BVI Corporation
Governing Law	Our company and the rights of our Stockholders are governed by the DCL.	Upon completion of the Continuation we, as well as the rights of our Shareholders will be governed by the BVI Act
Corporate Purpose
Under the DCL, a corporation may conduct any lawful activity in accordance with the laws of the State of Delaware and the United States of America.

Our Articles of Incorporation provide that we may engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The object of a company incorporated in the BVI is to engage in any act or activity that is not prohibited under BVI law.

The Memorandum and Articles provide we may engage in any activity not prohibited by the laws of the BVI.

Governing Documents	Under the DCL, the governing documents of a corporation consist of its Articles of Incorporation and bylaws, as well as any amendments thereto.	Under the BVI Act, the governing documents of a company continued to the BVI are its Memorandum and Articles. Upon Continuation into the BVI, we will adopt the Memorandum and Articles which comply with the BVI Act.

As part of the Continuation, certain provisions of our existing Articles and bylaws will be revised so that upon effectiveness of the Continuation, the Memorandum and Articles comply with the necessary requirements of the BVI Act. These revisions include providing that we will engage in any activity not prohibited by the laws of BVI.

A copy of the form of the Memorandum and Articles are set forth as Annex 1 and Annex 2 to the Application to Continue which is attached as Exhibit B to this Information Statement.

Shareholder Voting Rights
Under the DCL, when a vote of the shareholders is taken, each holder of common shares is entitled to one vote per share, either in person or by proxy, on each matter to be voted on at stockholder meetings.

We presently have only common shares authorized.

Under the BVI Act, when a vote is taken, each shareholder is entitled to vote the number of votes attaching to the total number of shares held by such shareholder.

Upon effectiveness of the Continuation, we will have only common shares authorized.

Quorum	Under the DCL, and our bylaws, the holders of a majority of the shares entitled to vote at a meeting of stockholders, present in person or by proxy, constitute a quorum.
Under the BVI Act, the quorum for a meeting of shareholders for the purpose of a resolution of shareholders is that fixed by the Memorandum and Articles of a company; where no quorum is so fixed, a meeting of shareholders is properly constituted for all purposes if at the commencement of the meeting there are present in person or by proxy one-half of the votes of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

The Memorandum and Articles  provide that a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting.

Cumulative Voting
Under the DCL, cumulative voting is only permitted in the election of directors if the Articles of a corporation provide for cumulative voting.

Our Delaware Articles of Incorporation do not provide for cumulative voting.

The BVI Act does not provide for cumulative voting on any matter. The Memorandum and Articles do not provide for cumulative voting on any matter.

Meeting of Shareholders
Under the DCL, special meetings may be called by the board of directors or any other person authorized in the Articles of Incorporation or bylaws.

Our bylaws provide that special meetings may be called by may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

Under the BVI Act, a company’s directors or such person or persons as may be authorized by the Memorandum and Articles may convene a meeting.

The Memorandum and Articles provide that meetings may be called by our directors or by the holders of 30% or more of our common shares.

Vote of Shareholders
Under the DCL, the vote of stockholders required to pass a resolution at a meeting is the majority of the votes cast on the resolution. However, the Articles or bylaws of a Delaware corporation may impose a requirement for super-majority voting for some or all resolutions.

The DCL requires stockholder approval for each of the following:
● any merger, conversion or exchange;
● the sale, lease or exchange of substantially all of the corporation’s property and assets
● an amendment to the Articles of Incorporation;
●any decrease or increase in the number of issued and outstanding shares; and
●the removal of directors.

Our Delaware bylaws provide that upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided  by a vote of  seventy-five  percent (75%) of the shareholders entitled to vote at a properly noticed meeting at which a quorum is present.

Under the BVI Act, in addition to the election of directors, the approval of the shareholders of a company is required for:

● a disposition of more than 50% in value of the company’s assets otherwise than in the regular course of its business (subject to the company’s Memorandum and Articles of Association);
● mergers;
● a compulsory redemption of minority shares (as described under the subheading “Compulsory Action” below);
● approval or ratification of certain agreements or transactions where a director or liquidator has a conflict of interest; and
● the rescission of Articles of Dissolution in the voluntary winding-up of a company.

Once the Continuation is effected, certain actions by us that currently require stockholder approval under the DCL may no longer require such approval (unless the High Court of BVI otherwise orders), and the percentage vote of shareholders required to approve certain matters may be lower or higher than the percentage vote of stockholders currently required to approve such matters.

Under the Memorandum and Articles, except as described below, the vote of shareholders generally required to pass resolutions is a simple majority of the votes of shares entitled to vote thereon and which were present at the meeting and were voted or, if the resolution is consented to in writing, a majority of the outstanding votes attaching to the issued and outstanding shares entitled to vote thereon.

The Memorandum and Articles provide that the variation of rights attached to a class of shares will require the approval of not less than two-thirds of the votes of the shares of that class entitled to vote thereon which were present at the meeting and were voted or, if the resolution is consented to in writing, all of the votes attaching to the issued and outstanding shares of that class entitled to vote thereon.

Shareholder Proposals
Under the DCL, a registered holder of shares entitled to vote at an annual meeting of shareholders, or a beneficial owner of shares, may submit to a Delaware corporation notice of any proposal to be raised at the meeting.

There is no provision under the BVI that allows shareholders to submit proposals for voting at the annual meeting. The Memorandum and Articles will not provide for such provisions.
Action by Shareholders by written consent
Pursuant to DCL, Section 228, unless otherwise provided in the Articles of Incorporation, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted.

Our Articles do not provide any provision limiting our ability to take action by the written consent of a majority of the votes outstanding.

Under the BVI Act, subject to any limitations in the Memorandum and Articles of a company, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing without the need for any notice. Such a written resolution may be validly passed, if consented to in writing by shareholders holding shares to which are attached a majority of the votes attaching to all outstanding shares, unless a different percentage is specified in a company’s Memorandum and Articles.

The Memorandum and Articles provide for action by written consent of a majority of the votes entitled to vote.

Inspection Rights
DCL provides that any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from: the corporation’s stock ledger, a list of its stockholders, and its other books and records.

Under the BVI Act, a shareholder may request in writing to inspect during normal business hours the share register of the company or the books, records, minutes and consents kept by the company and to make copies or extracts therefrom. The relevant company may by resolution of directors determine that it is not in the best interest of the company or of any other shareholder of the company to comply with the request, and the company may refuse the request. Upon refusal of the request, the shareholder may apply to the High Court of BVI for an order allowing inspection.

Preemptive Rights
Under the DCL, stockholders of a corporation do not have a preemptive right to acquire the corporation’s unissued shares except to the extent its Articles of Incorporation so provide.

Our restated and amended Articles of Incorporation do not provide for preemptive rights.

Under the BVI Act, shareholders of a company do not have any preemptive rights unless such rights are provided in the company’s Memorandum and Articles.

The Memorandum and Articles do not provide for preemptive rights.

Dividends
DCL provides that dividends may be paid in cash, in property, or in shares of stock. If the dividend is to be paid in shares of the corporation theretofore unissued capital stock the board of directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend.

DCL provides cash dividends may only be paid out of surplus.

Under the BVI Act, subject to any limitations or provisions to the contrary in the Memorandum and Articles of a company, a company may, by resolution of directors, declare and pay dividends in money, shares or other property.

The Memorandum and Articles provide that we may by resolution of our directors, declare dividends only if our assets exceed our liabilities and we are able to pay our debts as they become due.

Repurchases of Shares
DCL allows a corporation to redeem its own shares provided, however, that no corporation shall purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced in accordance with this title.

Under the BVI Act, a company may only redeem its shares if a solvency test similar to the test applicable under the DCL is satisfied or if a shareholder has a right to have his, her or its shares redeemed.

Authorized Capital	DCL requires that a corporation’s Articles state the number of authorized shares the corporation may issue. Our Articles authorize our company to issue 250,000,000 shares of common stock.
The BVI Act requires that the amount of shares without par value that a company has authority to issue must be stated and specified in its Memorandum of Association, or the Memorandum of Association must state that the company is authorized to issue an unlimited number of shares.

The Memorandum and Articles provide that we are authorized to issue 250,000,000 common shares.

Amendments to Governing Instruments
Under the DCL, any change to the Articles of Incorporation must be approved by a resolution passed by the stockholders owning not less than a majority of the voting stock, provided, however, that the Articles of Incorporation may require a super-majority vote.

Under the DCL, unless the Articles, bylaws or a unanimous stockholder agreement otherwise provide, the board of directors of a corporation may amend  the bylaws, provided that a corporation’s existing governing documents may impose a requirement that any such amendment be approved by stockholders.

Our Articles of Incorporation do not require a super-majority vote for amendment. Our Articles of Incorporation provide that our bylaws may be amended by our Board of Directors.

Under the BVI Act, subject to any limitation in its Memorandum and Articles, a BVI company may amend its Memorandum and Articles by a resolution of shareholders or, where permitted by its Memorandum and Articles or by the BVI Act, by a resolution of directors.

The Memorandum and Articles provide that they may be amended by approval of our Shareholders or Board of Directors; however our directors may not amend the Memorandum or Articles to restrict the rights of the Shareholders to amend the Memorandum or Articles, change the percentage of votes required to pass a resolution to amend the Memorandum or Articles, have no power in circumstances where the Memorandum or Articles cannot be amended by the Shareholders or to change the provisions of the Memorandum pertaining to the designation, powers and preferences of shares, terms or issuance of fractional shares, variation of class rights, establish or modify rights not pari passu.

Director Qualifications	DCL requires that the board of directors of a Delaware corporation consist of at least one director, who must be a natural person.
Under the BVI Act, the number of directors must be fixed by the Articles of Association of a company and subject to any limitation in the Memorandum and Articles of a company, the Articles of Association may be amended to change the number of directors, and any amendment may, subject to a company’s Memorandum and Articles, be effected by the company’s directors or shareholders. No such amendment is effective until filed at the Registry of Corporate Affairs. A BVI company must have at least one director.

The Memorandum and Articles will provide that our Board of Directors shall consist of at least one director.

Removal of Directors
Under the DCL, directors of a corporation without a classified board of directors may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors, who do not have a classified board and as such, our directors may be removed by a majority of the shares entitled to vote at an election of directors.

Under the BVI Act, subject to any limitation in the Memorandum and Articles of a company, a director may be removed from office by a resolution of shareholders or by a resolution of directors.

Under the Memorandum and Articles, directors may be removed from office by a resolution of shareholders without cause and removed by a resolution of our Board of Directors for cause.

Vacancies on the Board of Directors
Under the DCL, unless the Articles of Incorporation or bylaws provide otherwise, a majority of the directors then in office may fill any vacancy If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill a vacancy among the number of directors elected by that class or series.

Our bylaws provide that if the office of any director becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint a new director to fill such vacancy.

Under the BVI Act, subject to any limitations in a company’s Memorandum and Articles, a vacancy among the directors may be filled by a resolution of shareholders or by a majority of the remaining directors.

The Memorandum and Articles provide that a vacancy may be filled by our Shareholders or by a resolution of the Majority Directors.

Fiduciary Duties of Directors
Under DCL, directors are entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports, and statements presented to the corporation by corporate officers, employees, committees of the board of directors, or other persons as to matters the member reasonably believes are within such other person’s professional or expert competence, provided that other person has been selected with reasonable care by or on behalf of the corporation.

The BVI Act provides that every director of a company incorporated under the BVI Act in performing his functions, shall act honestly and in good faith with a view to the best interests of the company’s and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the BVI Act provides that no provision in the Memorandum and Articles of a company incorporated under the BVI Act or in any agreement entered into by the company’s relieves a director of the company’s from the duty to act in accordance with the Memorandum and Articles or from any personal liability arising from his management of the business and affairs of the company. Common law duties also apply to directors of BVI companies.

Conflict of Interest of Directors
DCL statutes provide that no contract or transaction is void solely because of the common directorship or interest, or because a director, having a financial interest in a matter, is present at the meeting at which the matter is ratified or votes for such matter at said meeting, if: (1) the material facts are made known to the other directors and the contract or transaction is approved by a majority of disinterested directors although less than a quorum; (2) the material facts are made known to stockholders and the contract or transaction is approved by a majority of votes cast by disinterested stockholders; or (3) the contract or transaction is fair to the corporation.

DCL requires that ratification by the stockholders must be in good faith.

Under the BVI Act, a transaction entered into by a company in respect of which a director is interested is voidable by the company’s unless the interest was disclosed to the board before the company’s entering into the transaction, or the transaction is approved or ratified by the shareholders, or the company’s received fair value for the transaction.

Indemnification of Directors Officers and Others
DCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding as the corporation deems appropriate may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, absent an agreement to the contrary, a Delaware corporation has the discretion to decide whether or not to advance expenses.

Our Delaware bylaws provide that we shall indemnify, to the full extent permitted by the DCL, any person who is or was an officer or director of the corporation, and we shall advance expenses (including attorneys' fees) in defending an action, suit, or proceeding, whether civil, criminal, administrative, or investigative, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to indemnification.

Under the BVI Act, and subject to subsection (2) of Section 132 of the BVI Act (which makes it a condition that the relevant person must inter alia have acted honestly and in good faith) a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceeding any person who:

● is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company’s; or
● is or was, at the request of the company’s, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Subsection (1) of Section 132 of the BVI Act only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful. If a person referred to in subsection (1) of Section 132 of the BVI Act has been successful in defense of any proceedings referred to in the said subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

The Memorandum and Articles provide we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

● is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer, agent or a liquidator of the Company; or
● is or was, at our request, serving as our director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.  We may only provide indemnification if such person acted honestly and in good faith with a view to what that director believed were in our best interests and, in the case of criminal proceedings, the indemnified person had no reasonable cause to believe that his conduct was unlawful.

The Memorandum and Articles provide that our directors determine whether the indemnified person acted honestly and in good faith and with a view to what that director believed were in our best interests and as to whether such person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, unless a question of law is involved.  If a person to be indemnified has been successful in defense of any proceedings, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

Director Liability
DCL authorizes a Delaware corporation to include in its Articles of Incorporation or bylaws a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, directors may be held liable for a breach of a fiduciary duty absent intentional misconduct, fraud or a knowing violation of the law.

The BVI Act does not permit the limitation of a director’s liability for breach of fiduciary obligations to the company of which he is a director, whether through the Articles of Association or otherwise.

Stockholders’ Suits
Under DCL, in any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which such stockholder complains or that such stockholder's stock thereafter devolved upon such stockholder by operation of law.

Under DCL, whenever a corporation is insolvent, the Court of Chancery, on the application of any creditor or stockholder thereof, may, at any time, appoint 1 or more persons to be receivers of and for the corporation, to take charge of its assets, estate, effects, business and affairs, and to collect the outstanding debts, claims, and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation or otherwise, all claims or suits, to appoint an agent or agents under them, and to do all other acts which might be done by the corporation and which may be necessary or proper. The powers of the receivers shall be such and shall continue so long as the Court shall deem necessary.

Under Section 184(C) of the BVI Act a shareholder of a company may apply to the BVI court for leave to bring proceedings in the name and on behalf of the company or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on the company’s behalf. The court, in determining whether to grant leave to the member shall consider whether the member is acting in good faith, whether the proceedings are likely to succeed, whether the derivative action is in the interest of the company’s, the cost of the proceedings in relation to the relief to be obtained and whether an alternative remedy to the derivative claim is available.

The court must be satisfied that the company does not intend to bring, diligently continue or defend, or discontinue proceedings or it is in the interest of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

The BVI Act provides that the court may make any order it considers appropriate including:
● an order authorizing the shareholder or any other person to control the proceedings;
● an order giving directions for the conduct of the proceedings;
● an order that the company or its directors provide information or assistance in relation to the proceedings; and
● an order directing that any amount ordered to be paid by a defendant in the proceedings must be paid, in whole or in part, directly to former and present shareholders of the company’s instead of to the company.

Reorganizations, Mergers Extraordinary Transactions
DCL requires authorization by a majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its Certificate of Incorporation) if: (a) the plan of merger does not amend the existing Certificate of Incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Under the BVI Act, the approval of the shareholders of a BVI company is required for:

● subject to the company’s Memorandum and Articles, a disposition of more than 50% in value of the company’s assets other than in the regular course of its business;
● mergers;
● subject to the company’s Memorandum and Articles, a winding-up of the company; and
● the rescission of Articles of Dissolution in the voluntary winding-up of a company.

The Memorandum and Articles provide that a vote of shareholders is required to amend the Memorandum or Articles to:

● change the percentage of votes required to pass a resolution to amend the Memorandum or Articles;
● have no power in circumstances where the Memorandum or Articles cannot be amended by the shareholders;
● to change the provisions of the Memorandum pertaining to the designation, powers and preferences of shares, terms or issuance of fractional shares, variation of class rights, establish or modify rights not pari passu.

Dissenters’ Rights
Under DCL, Dissenters’ Appraisal rights areavailable only in a merger and only to stockholders who have neither voted in favor of themerger, nor consented thereto in writing. The stockholder must also file a written demand forappraisal prior to the vote for the merger. Normally, appraisal rights are not available if the stock or the depository receipts related to the stock are listed on a national securities exchange or if there are more than 2,000 holders of such stock or depository receipts ; however, appraisal rights are available if the merger agreement requires the holders to accept anything other than stock or depository receipts of stock in the surviving or resulting corporation (or cash in lieu of fractional shares of such stock or fractional depository receipts) or stock or depository receipts of stock of a corporation having over 2,000 holders or listed on a national securities exchange (or cash in lieu of fractional shares of such stock orfractional depository receipts).

The issues in an appraisal and the valuation process are tried directly by the Court of Chancery pursuant to a petition that must be filed within 120 days after the effective date of the merger. The Court of Chancery also may appoint a Master in Chancery Court to act as a special appraiser in connection with an appraisal action

Under the BVI Act, a shareholder of a company may dissent from certain transactions and receive payment upon redemption of his shares. Shareholders may dissent from the following actions:

● a merger, if the company is a constituent company (being an existing company that is participating in a merger or consolidation with one or more other existing companies) unless the company is the surviving company and the shareholder continues to hold the same or similar shares;
● consolidation, if the company is a constituent company;
● the sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in its usual or regular course of business (other than a disposition pursuant to an order of a court having jurisdiction in the matter, a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, and certain transfers of assets of the company’s in trust for the benefit of the company, its shareholders or creditors or any other person having a direct or indirect interest in the company);
● an arrangement, if permitted by the High Court of BVI; and
● a compulsory redemption of shares by a company (as described below under the subheading “Compulsory Acquisition”).

Section 179 of the BVI Act sets forth a procedure for exercising the right to dissent and for determination of a fair value for the dissenter’s shares.

Generally, under the BVI Act, where a shareholder has given notice of his election to dissent, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. If within 30 days immediately following the date on which the offer is made, the company making the offer and the dissenting shareholder agree upon the price to be paid for the shares, the company shall pay to the shareholder the amount in money upon the surrender of the certificates representing his shares. If the company and dissenting shareholder fail within the aforementioned period of thirty 30 days to agree on the price to be paid for the shares owned by the shareholder, within 20 days immediately following the date on which the period of 30 days expires, the following applies:

● the company and the dissenting shareholder shall each designate an appraiser;
● the two designated appraisers together shall designate a third appraiser;
● the three appraisers shall fix the value of the shares owned by the dissenting shareholder as of the close of business on the day before the date on which the vote of the shareholders authorizing the action was taken or the date on which written consent of shareholders without a meeting was obtained, excluding any appreciation or depreciation, directly or indirectly, by the action or its proposal, and that value is binding on the company and the dissenting shareholder for all purposes; and
● the company shall pay to the shareholder the amount in money upon the surrender by him of the certificates representing his shares.

The Memorandum and Articles will not provide for additional dissenters rights.

Compulsory Acquisition
DCL  prevents a corporation from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

● before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

● upon completion of the transaction that resulted in the stockholders becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

● after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under DCL, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Under the BVI Act, subject to any limitations in a company’s Memorandum and Articles, shareholders holding 90% of the votes of the outstanding shares entitled to vote, and shareholders holding 90% of the votes of the outstanding shares of each class of shares entitled to vote may give a written instruction to the company directing the company to redeem the shares held by the remaining shareholders. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each shareholder whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A shareholder whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares.

The Memorandum provides that all outstanding shares shall be subject to redemption by us for fair value without the consent of the relevant shareholder.   If we and the shareholderfail, within thirty 30 days to agree on the price to be paid for the shares owned by the shareholder, within 20 days immediately following the date on which the period of 30 days expires, the following applies:

● we and the dissenting shareholder shall each designate an appraiser;
● the two designated appraisers together shall designate a third appraiser;
● the three appraisers shall fix the value of the shares owned by the dissenting shareholder as of the close of business on the day before the date on which the vote of the shareholders authorizing the action was taken or the date on which written consent of shareholders without a meeting was obtained, excluding any appreciation or depreciation directly or indirectly by the action or its proposal, and that value is binding on us and the dissenting shareholder for all purposes; and
● we shall pay to the shareholder the amount in money upon the surrender by him of the certificates representing his shares.

Transferability of Shares
Under the DCL, unless the Articles of a corporation or a unanimous stockholders agreement contain a restriction on the transfer of shares, under the DCL, shares are presumed to be freely transferable.

Our amended and restated Articles of Incorporation do not contain any restriction on the transfer of shares, and there is no stockholders agreement in place.

Subject to any limitations or provisions to the contrary in its Memorandum and Articles, registered shares of a company incorporated under the BVI Act may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

The Memorandum and Articles do not contain restrictions on the transfer of shares.

Return of Capital on Winding-up, Liquidation or Dissolution
Under DCL, and subject to the preferential rights of holders of any preferred shares which may be then outstanding, the holders of common shares have the right to receive the remaining property of a corporation on dissolution after paying or adequately providing for the payment of the corporation’s liabilities and obligations.

Under the BVI Act, shareholders are entitled to the surplus assets of a company on liquidation, subject to the rights attached to the shares held by those shareholders as set out in the Memorandum and Articles.

Under the Memorandum and Articles we are authorized to issue one class of shares, common, and the holders have equal rights in the event of our winding up, liquidation or dissolution.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

Subject to the limitations and qualifications described herein, the following discussion constitutes, as of the date of this Information Statement as to the material U.S. federal income tax consequences to:

•	AlphaRx-Delaware of the Continuation; and
•	the stockholders of AlphaRx-Delaware of the Continuation and the post-Continuation ownership and disposition of stock in AlphaRx-BVI.

Scope of Discussion
This discussion addresses the material United States federal income tax considerations, under current U.S. law, generally applicable to U.S. Holders and Non-U.S. Holders (as defined below) of the Continuation and the ownership and disposition of the shares of common stock our company after the Continuation. This discussion does not address all potentially relevant U.S. federal income tax matters including the U.S. federal income tax consequences of a U.S. Holder or Non-U.S. Holder of shares of our common stock exercising dissenters’ rights pursuant to this Information Statement and it does not address consequences to persons subject to special provisions of U.S. federal income tax law, such as those described below as excluded from the definitions of a U.S. Holder and Non-U.S. Holder. United States alternative minimum tax considerations are not addressed in this discussion. In addition, this discussion does not cover any state, local or foreign tax consequences, nor any U.S. federal gift, estate or generation skipping transfer tax consequences (except for such considerations addressed briefly herein for Non-U.S. Holders).

The following discussion is based upon the Code, Treasury Regulations, published IRS rulings, published administrative positions of the IRS, and court decisions that are currently applicable, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time (including, without limitation, United States rates of taxation). This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time. U.S. Holders and Non-U.S. Holders should note that no rulings have been or will be sought from the IRS, nor will any opinions of counsel be obtained other than herein, with respect to any of the tax matters discussed herein. There is no assurance that the IRS will not successfully challenge the conclusions reached herein.

U.S. Holders and Non-U.S. Holders
As used herein, a “U.S. Holder” means a holder of shares of our common stock who is: a citizen, or an individual resident (as defined under United States tax laws), of the United States; a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; an estate, the income of which is taxable in the United States irrespective of source; or a trust if:

•
a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions; or

•	the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a United States person.

This discussion is limited to U.S. Holders who hold their shares of our common stock directly (e.g., not through an intermediary entity such as a corporation, partnership, limited liability company, or trust).

As used herein, a “Non-U.S. Holder” means a holder of shares of our common stock that is not a U.S. Holder and who holds their shares of our common stock directly (e.g., not through an intermediary entity such as a corporation, partnership, limited liability company, or trust).

This discussion does not address the U.S. federal income tax consequences applicable to U.S. Holders and Non-U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following:

•	tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;
•	financial institutions, insurance companies, real estate investment trusts, or regulated investment companies;
•	dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method;
•	U.S. Holders that have a "functional currency" other than the U.S. dollar;
•
U.S. Holders and Non-U.S. Holders that own shares of our common stock as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

•	U.S. Holders and Non-U.S. Holders that acquired shares of our common stock in connection with the exercise of employee stock options or otherwise as compensation for services;
•	U.S. Holders and Non-U.S. Holders that hold shares of our common stock other than as a capital asset within the meaning of Section 1221 of the Code; or
•	U.S. tax expatriates or former long-term residents of the U.S.

U.S. Holders and Non-U.S. Holders that are subject to special provisions under the Code, including U.S. Holders and Non-U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the Continuation and the ownership and disposition of shares of common stock of our company following the Continuation.

Treatment of our Company as a U.S. Corporation for Tax Purposes Following the Continuation
The Continuation of our company from Delaware to the BVI will result in the application of the U.S. “corporate inversion” rules. United States federal income tax law with respect to corporate inversions provides in certain cases that a non-U.S. corporation may be treated as a U.S. corporation for all purposes of the Code. An inversion can occur in certain transactions in which a non-U.S. corporation acquires substantially all of the assets of or equity interests in a U.S. corporation, if, after the transaction, former equity owners of the U.S. corporation own 80% or more of the stock, by vote or by value, in the non-U.S. corporation. Our company believes that these conditions will be met as a result of the Continuation.

Thus, even though following the Continuation our company will be organized under the laws of the BVI and treated as a BVI company for corporate law and BVI tax purposes, we intend to treat our company also as a U.S. domestic corporation under United States federal tax law, fully subject to United States federal income tax on our worldwide income under Section 7874(b) of the Code, and the remainder of this discussion assumes such treatment.

Material U.S. Federal Income Tax Consequences of the Continuation
U.S. Holders and Non-U.S. Holders will not recognize gain or loss on their shares of common stock of AlphaRx-Delaware as a result of the Continuation. Accordingly, such Holders’ tax bases in and holding periods for their shares of AlphaRx-BVI after the Continuation will be the same as their tax bases in and holding periods for their shares of common stock of AlphaRx-Delaware before the Continuation. Our company and our stockholders may be required to report certain information to the IRS in connection with the Continuation. Accordingly, U.S. Holders and Non-U.S. Holders should consult with their own tax advisors regarding any statements or information reporting to the IRS in connection with the Continuation.

Material U.S. Federal Income Tax Considerations of Owning Shares after the Continuation
U.S. Holders - Distributions on Shares

For United States federal income tax purposes, the gross amount of any distribution (including non-cash property) paid by our company (including BVI taxes withheld therefrom, if any) with respect to shares generally will be included in the gross income of a U.S. Holder as a dividend to the extent such distribution is paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our company’s current and accumulated earnings and profits for a taxable year, the distribution first will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the shares and to the extent that such distribution exceeds the U.S. Holder’s adjusted tax basis in the shares, will be taxed as a capital gain (see “Capital Gains and Losses” below). Dividends received by non-corporate U.S. Holders will be subject to United States federal income tax at lower rates (generally 15%) than other types of ordinary income in taxable years beginning on or before December 31, 2012 if certain conditions are met. These conditions include the U.S. Holder’s satisfaction of a holding period requirement, and the U.S. Holder not treating the distribution as “investment income” for purposes of the investment interest deduction rules. Unless the reduced rate provision is extended by subsequent legislation, dividends received on or after January 1, 2013 will be taxed at ordinary income rates.

Except as described immediately below, dividend distributions to U.S. Holders that are corporations will qualify for the 70% dividends received deduction, which is generally available to corporations that own less than 20% of the voting power or value of the outstanding stock of the distributing U.S. corporation. A corporate U.S. Holder may not be entitled to take the 70% dividends received deduction in all circumstances. In addition to other applicable rules, U.S. Holders that are corporations should consider the effect of:

•
Section 246A of the Code, which reduces the dividends received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock;

•
Section 246(c) of the Code, which, among other things, disallows the dividends received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period; and

•
Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined in the Code) that is eligible for the dividends received deduction.

Dispositions of Shares
Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of shares generally will be subject to United States federal income taxation as a capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in the shares and the amount realized on the disposition (see “Capital Gains and Losses” below). Any such gain or loss that a U.S. Holder recognizes will generally be treated as U.S.-source income or loss.

Capital Gains and Losses
A capital gain or loss may be realized with respect to a disposition of shares, as described above. The amount of the capital gain or loss will be equal to the difference between the U.S. Holder’s adjusted tax basis in the shares and the amount realized on the transaction. Net capital gains (i.e. capital gains in excess of capital losses) recognized by a non-corporate U.S. Holder (including an individual) on capital assets that have been held for more than one year will generally be subject to a maximum United States federal income tax rate of 15% (which is scheduled to increase to a maximum rate of 20% on January 1, 2013 unless the reduced rate is extended by subsequent legislation). Deductions for capital losses are subject to certain limitations.

Foreign Tax Credit
Generally, a U.S. Holder who pays (or has withheld from distributions) non-U.S. income tax with respect to stock he or she owns is entitled to either a deduction or a tax credit for such foreign tax paid or withheld. Generally, it is more advantageous to claim a credit because a credit reduces United States federal income tax on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer’s income subject to tax. This election is made on a year-by-year basis and generally applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year.

In addition, this limitation is calculated separately with respect to specific “baskets” of income. Foreign taxes assigned to a particular class of income generally cannot offset United States tax on income assigned to another class. Unused foreign tax credits can generally be carried back one year and carried forward ten years.

In this situation, however, it is unclear whether BVI tax paid or withheld on distributions on our shares (if any) will be creditable for U.S. federal income tax purposes because following the Continuation, we will be treated as a U.S. domestic corporation for U.S. tax purposes. The IRS may take the position that distributions on our shares are U.S.-source income and thus BVI income tax withheld on distributions is not creditable against a U.S. Holder’s United States federal income tax liability. U.S. Holders should consult their own tax advisors concerning their ability to utilize foreign tax credits in this context.

Currency Fluctuations
For United States federal income tax purposes, the amount received by a U.S. Holder as payment with respect to a distribution on, or disposition of, shares, if paid in non-U.S. currency, will be the U.S. dollar value of the payment at the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In such case, the U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the payment is made and the date the payment is converted into U.S. dollars.

Information Reporting and Backup Withholding Tax
Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, shares will generally be subject to information reporting and backup withholding tax, at the rate of 28% (under current law), if a U.S. Holder:

•	fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9);
•	is notified by the IRS that such U.S. Holder has previously failed to properly report interest and dividend income; or
•
fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax, and that such U.S. Holder is a U.S. person.

However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

New Tax on Net Investment Income
For tax years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates or trusts whose income exceeds certain thresholds will be required to pay an additional 3.8% tax on “net investment income”, which includes, among other things, dividends and net gain from the sale or other disposition of property (other than property held in a trade or business) tax on net investment income.

U.S. Holders of our common shares are urged to consult with their own tax advisors regarding the effect, if any, of this on their ownership and disposition of our shares.

Non-U.S. Holders - Distributions on Shares
The gross amount of any distribution by our company to a Non-U.S. Holder with respect to shares is treated first as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our company’s current and accumulated earnings and profits for a taxable year, the distribution is treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in shares. Then, to the extent that such distribution exceeds the Non-U.S. Holder’s adjusted tax basis in shares, it is taxed as gain from the sale or exchange of the Non-U.S. Holder’s shares (see “Dispositions of Common Shares”, below).

Any such distribution that constitutes a dividend is treated as U.S.-source gross income for Non-U.S. Holders of shares, and is subject to withholding under Section 1441 of the Code (unless it is treated as “effectively connected” income as described below). The withholding rate under the Code on dividends is generally 30%, but may be reduced pursuant to a treaty. Any dividend income that is “effectively connected” with a Non-U.S. Holder’s conduct of a U.S. trade or business (and, where a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder) will not be subject to the withholding tax described in this paragraph but instead will be taxed as described in the second bullet point and the remaining discussion under the heading “Dispositions of Shares” below. Non-U.S. Holders will be required to provide specific documentation to claim a treaty exemption or reduced rate of withholding with respect to the distribution. Non-U.S. Holders should also review the discussion of the new FATCA rules, below.

Dispositions of Shares
A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the disposition of shares unless:

•
such Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of disposition and certain other conditions are met;

•
such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, where a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder); or

•	the common shares constitute a U.S. real property interest by reason of the company’s status as a “United States real property holding corporation” for U.S. federal income tax purposes.

A Non-U.S. Holder described in the first bullet above is required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses. A Non-U.S. Holder described in the second bullet above or, if the third bullet applies, is required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate Non-U.S. Holders described in the second bullet above may also be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult any applicable income tax treaties that may provide for different results. It is assumed that our company is not a United States real property holding corporation within the meaning of Section 897 of the Code for purposes of the third bullet point above. Non-U.S. Holders should also review the discussion of the new FATCA rules, below.

U.S. Estate and Gift Tax Consequences of Owning Shares
The U.S. gift, estate, and generation-skipping transfer tax rules generally apply to a Non-U.S. Holder of our shares. In general, our shares are considered a U.S.-situs asset for U.S. estate tax purposes and could be subject to U.S. estate tax at the death of a Non-U.S. Holder depending on the particular facts and circumstances of the Non-U.S. Holder. Non-U.S. Holders of our shares should consult an independent tax advisor with respect to U.S. gift, estate, and generation-skipping transfer tax consequences applicable to the ownership of our shares.

Backup Withholding and Information Reporting
Generally, our company must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid and the amount of tax, if any, withheld with respect to those payments. These information reporting requirements apply even if withholding is not required. Pursuant to tax treaties or other agreements, the IRS may make such information available to tax authorities in the Non-U.S. Holder’s country of residence. The payment of proceeds from the sale of our shares by a broker to a Non-U.S. Holder is generally not subject to information reporting if:

•	the Non-U.S. Holder certifies his, her or its non-U.S. status under penalties of perjury by providing a properly executed IRS Form W-8BEN, or otherwise establish an exemption; or
•	the sale of our common shares is effected outside the U.S. by a foreign office of a broker, unless the broker is:

•	a U.S. person;
•	a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the U.S.;
•	a “controlled foreign corporation” for U.S. federal income tax purposes; or
•	a foreign partnership more than 50% of the capital or profits interest of which is owned by one or more U.S. persons or which engages in a U.S. trade or business.

A backup withholding tax may apply to amounts paid to a Non-U.S. Holder if the Non-U.S. Holder fails to properly establish its foreign status on the applicable IRS Form W-8 or if certain other conditions are met. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, assuming the required information is timely provided to the IRS.

FATCA
New U.S. legislation signed into law on March 18, 2010 (the Foreign Account Tax Compliance Act (“FATCA”)) substantially changes the withholding and reporting rules applicable to Non-U.S. Holders who are not individuals that receive certain U.S.-source income, generally effective for payments made after December 31, 2013 (with respect to dividends) and after December 31, 2014 (with respect to gross proceeds from a sale or other disposition). Certain changes made by FATCA may result in different U.S. federal income tax consequences for Non-U.S. Holders that are not individuals than those described above, including with respect to withholding and information reporting, and distributions on and dispositions of shares.

FATCA imposes a 30% U.S. withholding tax (which may be reduced pursuant to a treaty) on dividends on, or gross proceeds from the sale or other disposition of, shares paid to a Non-U.S. Holder that is a foreign financial institution or certain foreign non-financial entities, unless:

•	the foreign financial institution undertakes certain diligence and reporting obligations; or
•	the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner.

If the Non-U.S. Holder is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Non-U.S. Holders should consult their own tax advisors with respect to the application of FATCA to their particular circumstances.

MATERIAL BVI INCOME TAX CONSEQUENCES

BVI companies, provided that they do not operate or hold real property in the BVI or employ persons resident in the BVI, and all amounts paid by them to non-residents, are generally exempt from all local taxes and stamp duty.

STOCKHOLDERS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON THE ADVICE OF, THEIR OWN INDEPENDENT TAX AND OTHER ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE CONTINUATION TO THEM BECAUSE OF THEIR OWN PARTICULAR CIRCUMSTANCES AND THE JURISDICTION IN WHICH THEY RESIDE OR IN WHICH THEY MAY BE SUBJECT TO TAX CONSEQUENCES BY VIRTUE OF THEIR OWNERSHIP OF SHARES OF COMMON STOCK OF ALPHARX-DELAWARE OR SHARES OF ALPHARX-BVI.

This summary does not take into account, provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described herein. Holders should consult their own legal advisors with respect to the tax consequences to them based on their particular circumstances.

Continuation of our company to the BVI
No disposition of the shares of common stock of AlphaRx-Delaware should be considered to have occurred for BVI income tax purposes solely as result of the Continuation. Consequently, the Continuation should not result in the realization of any capital gain (or capital loss) by a Holder.

THE FOREGOING SUMMARIES OF THE UNITED STATES AND, BVI TAX CONSEQUENCES OF THE CONTINUATION HAVE BEEN PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE ASSUMED OR RELIED ON BY ANY STOCKHOLDER TO BE, A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO STOCKHOLDERS IN ANY JURISDICTION. THE FOREGOING DISCUSSION IS NOT LEGAL ADVICE TO ANY PARTICULAR PERSON WHO HOLDS SHARES OF COMMON STOCK OF ALPHARX-DELAWARE OR SHARES OF ALPHARX-BVI.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our Information Statement may be sent to multiple Stockholders in a household. We will promptly deliver upon written or oral request, a separate copy of the Information statement to a Stockholder if such Stockholder calls or writes to us at the following address or phone number:

AlphaRx, Inc.
31/F, Tower One, Times Square
1 Matheson Street, Causeway Bay, Hong Kong
(852) 824-8716

If a Stockholder wishes to receive separate copies of our information statements, proxy statements or other mailings to stockholders in the future, or if a Stockholder is receiving multiple copies and would like to receive only one copy per household, the Stockholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the Stockholder may contact us at the above-referenced address or telephone number.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests. Our majority shareholder is also our chief executive officer and director and has the ability to determine all matters submitted to the vote of our shareholders including the election of directors.

INCORPORATION BY REFERENCE

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference regarding the contents or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to incorporate by reference” into this Information Statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Information Statement. These include periodic reports, such as Annual Reports on Form 10K, Quarterly Reports on Form 10Q and Current Reports on Form 8K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8K, including the related exhibits, is not incorporated by reference into this Information Statement. Any recipient of this Information Statement should rely only on information contained in or incorporated by reference in this information. No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

By Order of the Board of Directors

Dated: January 22, 2013	/s/ Michael Lee
Michael Lee President

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DELAWARE CORPORATION
TO A NON-DELAWARE ENTITY
PURSUANT SECTION 266 OF THE
GENERAL CORPORATION LAW

1.) The name of the Corporation is ALPHARX, INC.

(If changed, the name under which it’s certificate of incorporation was originally filed was _______________________________________________________________.)

2.) The date of filing of its original certificate of incorporation with the Secretary of State is August 8, 1997.

3.) The jurisdiction to which the corporation shall convert to is the British Virgin Islands and the name under which the entity shall be known as is ALPHARX, INC.

4.) The conversion has been approved in accordance with this section;

5.) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.) The address to which a copy of the process shall be mailed to by the Secretary of State is

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this ___________ day of ___________, A.D. ___________.

By: _________________________
Authorized Officer
Name: Michael Lee, Chief Executive Officer
Print or Type Name and Title

EXHIBIT B

ANNEX 1

BVI BUSINESS  COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION
OF

ALPHARX INC.

(the “Company”)

NAME, PROPOSED NAME, JURISDICTION

1.
i. The name of the Company at the date of the application to continue in the British Virgin Islands is AlphaRx Inc. and the Company proposes to be continued in the British Virgin Islands under the name AlphaRx Inc.

ii. The Company was originally incorporated under the law of Delaware on the 8th  day of August 1997.

TYPE OF COMPANY

2.	The Company is a company limited by shares.

FIRST REGISTERED OFFICE

3.
The first registered office of the Company will be situate at the offices of Osiris International Trustees Limited, Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands or at such place in the British Virgin Islands as the directors may from time to time determine.

FIRST REGISTERED AGENT

4.
The first registered agent of the Company will be Osiris International Trustees Limited of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands or such other person or company being a person or company entitled to act as a registered agent as the directors may from time to time determine.

LIMITATIONS ON BUSINESS OF COMPANY

5.
The business and activities of the Company are limited to those business and activities which it is not prohibited from engaging in under any law for the time being in force in the British Virgin Islands.

NUMBER, CLASSES AND PAR VALUE OF SHARES

6.	The Company is authorised to issue a maximum of 250,000,000 shares consisting of one class of shares of US$0.0001 par value each.

DESIGNATIONS, POWERS AND PREFERENCES OF SHARES

7.	All Shares shall:

(a)	have the right to one vote on any Resolution of Shareholders;

(b)	be subject to redemption, purchase or acquisition by the Company for fair value without the consent of the relevant Shareholder;

(c)	have equal rights with regard to dividends; and

(d)	have equal rights with regard to distributions of the surplus assets of the Company.

FRACTIONAL SHARES

8.
The Company may issue fractions of a Share (each, a “Fractional Share”).  A Fractional Share shall have the corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole Share of the same class.

VARIATION OF CLASS RIGHTS

9.
If at any time, there are different classes or series of Shares in issue, unless otherwise provided by the terms of issue of the Shares of that class or series, the rights attaching to any such class or series of Shares may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued Shares of that class or series and of the holders of not less than three-fourths of the issued Shares of any other class or series of Shares which may be adversely affected by such variation.

RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10.
The rights conferred upon the Shareholder of any class of Shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

NO BEARER SHARES

11.	The Company is not authorised to issue bearer shares and all Shares shall be issued as registered shares.

NO EXCHANGE OF SHARES

12.	Shares may not be exchanged for, or converted into, bearer shares.

TRANSFER OF SHARES

13.	Subject to the provisions of the Articles, Shares in the Company may be transferred.

AMENDMENT OF MEMORANDUM AND ARTICLES

14.	The Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors except that the Directors have no power:

(a)	to restrict the rights and powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a resolution to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to change the provisions of paragraphs 7, 9, 10 or 14 of the Memorandum.

DEFINITIONS

15.	Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

We, Osiris International Trustees Limited of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands for the purpose of continuing the Company under the laws of the British Virgin Islands hereby sign our name to this Memorandum of Association this XX day of XXX, 2013 behalf of the Directors/Shareholders of the AlphaRx Inc. who have approved them.

Incorporator

For and on behalf of
Osiris International Trustees Limited

ANNEX 2

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

ALPHARX INC.

(the “Company”)

INTERPRETATION

1.	In these Articles, where the context permits, the following terms shall have the following meanings:

"Act" means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;

"Articles" means these Articles of Association as originally framed or as from time to time amended or restated;

“Board” means the board of Directors of the Company;

“Directors” means the directors or any one of them of the Company for the time being;

“Distribution” means, in relation to a distribution by the Company to a Shareholder:

(i)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or

(ii)	the incurring of a debt to or for the benefit of a Shareholder,

in relation to the Shares held by it, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

"Fractional Share" has the meaning given to that term in the Memorandum;

"Memorandum" means the Memorandum of Association of the Company as originally framed or as from time to time amended or restated;

"person" means an individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association;

“Register of Shareholders” means the register of the holders of Shares maintained in accordance with section 41 of the Act;

"Resolution of Directors” means:

(a)
a resolution approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a majority of the Directors present at the meeting who voted and did not abstain; or

(b)	a resolution consented to in writing by all the Directors or all the members of a committee of Directors, as the case may be,

where a Director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes of establishing a majority, by the number of votes he casts;

"Resolution of Shareholders" means, unless otherwise defined in the Memorandum or these Articles:

(c)	a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of:

(i)	a majority, or such larger majority as may be specified in the Articles, of the votes of the Shares that were present at the meeting and entitled to vote thereon and were voted and did not abstain; or

(ii)
a majority, or such larger majority as may be specified in the Articles, of the votes of each class or series of Shares which were present at the meeting and entitled to vote thereon as a class and were voted and not abstained and of a majority, or such larger majority as may be specified in the Articles, of the votes of the remaining Shares entitled to vote thereon that were present at the meeting and were voted and not abstained; or

(d)	a resolution consented to in writing by:

(i)	a majority, or such larger majority as may be specified in the Articles, of the votes of Shares entitled to vote thereon; or

(ii)
a majority, or such larger majority as may be specified in the Articles, of the votes of each class or series of Shares entitled to vote thereon and of a majority, or such larger majority as may be specified in the Articles, of the votes of the remaining Shares entitled to vote thereon,

"Seal" means any seal which has been adopted as the common seal of the Company;

"securities" means Shares and debt obligations of every kind, options, warrants and rights to acquire Shares or debt obligations;

"Shareholder” means a person whose name is entered in the Register of Shareholders as the holder of one or more Shares or Fractional Shares;

“Share” means a Share issued or to be issued by the Company including Fractional Shares;

"Treasury Shares" means Shares that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

"written" means or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telegram, facsimile, electronic mail or other form of writing produced by electronic communication and “in writing” shall be construed accordingly .

2.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

3.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

4.
A reference in these Articles to voting in relation to Shares shall be construed as a reference to voting by Shareholders except that it is the votes allocated to the Shares that shall be counted and not the number of Shareholders who actually voted and a reference to Shares being present at a meeting shall be given a corresponding construction.

5.	A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which Shares shall be issued according to the provisions of the Memorandum.

SHARES

6.
Unless the Directors otherwise determine, share certificates shall not be issued.  However, the Company shall, at the request of a Shareholder, issue a share certificate evidencing the number and class of Shares held by that Shareholder signed by a Director or such other person who has been duly authorised by a Resolution of Directors (an “Authorised Person”) or under the Seal, with or without the signature of a Director or an Authorised Person.  The signature of the Director or of the Authorised Person and the Seal may be a facsimile.

7.
Any Shareholder receiving a share certificate for Shares shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of the wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.  If a share certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

8.	The Company may treat the holder of a Share as named in the Register of Shareholders as the only person entitled to

(a)	exercise any voting rights attaching to the Share;

(b)	receive notices;

(c)	receive a Distribution; and

(d)	exercise other rights and powers attaching to the Share.

9.	If several persons are registered as joint holders of any Shares, any one of such persons may give receipt for any Distribution made in respect of such Shares.

10.
Subject to the provisions of these Articles and any Resolution of Shareholders, the unissued Shares shall be at the disposal of the Directors who may, without limiting or affecting any rights previously conferred on the holders of any existing Shares or class of Shares, offer, allot, grant options over or otherwise dispose of the Shares to such persons, at such times, for such consideration and upon such terms and conditions as they may by a Resolution of Directors determine.

11.	Without prejudice to the generality of the foregoing, the pre-emption rights set out in section 46 of the Act shall not apply to the Company.

12.	The Company may issue bonus Shares, partly paid Shares and nil paid Shares.

13.
Shares shall be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services.

14.
When the consideration in respect of the Share has been paid, that Share is for all purposes fully paid and non-assessable, but where the Share is not fully paid on issue, or is issued for a promissory note or other written obligation for payment of a debt those Shares are subject to forfeiture in the manner prescribed in these Articles.

15.
Shares may be issued for such amount of consideration as the Directors may from time to time by Resolution of Directors determine, except that in the case of Shares issued with a par value, the consideration paid or payable shall not be less than the par value.

16.	Before issuing Shares for consideration other than money, the Directors shall by a Resolution of Directors state:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of any non-money consideration for the issue; and

(c)
that, in their opinion, the present cash value of the non-money consideration for the issue is not less than (when taken together with any money consideration) the amount to be credited for the issue of the Shares.

17.
A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

18.	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.

19.	Subject any limitations or procedures imposed by the Act, the Company may make an offer to purchase, redeem or otherwise acquire its own Shares from one or more or all of the Shareholders:

(a)	in accordance with Sections 60, 61 and 62 of the Act; or

(b)	in accordance with a right of a Shareholder to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company; or

(c)	in exchange for newly issued Shares of equal value; or

(d)	pursuant to the provisions of Section 179 of the Act.

20.
Subject to any provisions to the contrary in the Memorandum or these Articles and notwithstanding section 176 of the Act, the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Shareholders whose Shares are to be purchased, redeemed or otherwise acquired.

21.	The Company may purchase, redeem or otherwise acquire its Shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

(a)	the Memorandum or these Articles; or

(b)	a written agreement for the subscription for the Shares to be purchased, redeemed or otherwise acquired.

22.	Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or held as Treasury Shares in accordance with the following Regulation.

23.
Shares may only be held as Treasury Shares where, when aggregated with the number of Shares of the same class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50% of the Shares of that class previously issued by the Company, excluding those Shares that have been cancelled.

24.	Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to those Shares are suspended and shall not be exercised by or against the Company.

TRANSFER OF SHARES

25.
Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee and, in the case of the transfer of a Share that imposes a liability to the Company on the transferee, the instrument of transfer shall also be signed by the transferee.

26.	The Company shall not be required to treat a transferee of a Share as a Shareholder until the transferee's name has been entered in the Register of Shareholders.

27.
Subject to these Articles, the Company shall, on receipt of a duly executed instrument of transfer, enter in the Register of Shareholders the name of the transferee of the Share(s) unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the Resolution of Directors.

28.
The registration of a transfer of Shares may be suspended and the Register of Shareholders closed at such times and for such periods as the Company may from time to time by Resolution of Directors determine, provided always that such registration shall not be suspended and the Register of Shareholders shall not be closed for more than 60 days in any period of 12 months.

29.	Where the Directors are satisfied that an instrument of transfer has been signed but that the instrument has been lost or destroyed, they may resolve:

(a)	to accept such evidence of the transfer of the Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Shareholders, notwithstanding the absence of the instrument of transfer.

TRANSMISSION OF SHARES

30.
The executor or administrator of a deceased Shareholder, the guardian of an incompetent Shareholder, the trustee of a bankrupt Shareholder or liquidator or administrator or receiver of an insolvent Shareholder shall be the only person recognised by the Company as having any title to the Shares of that Shareholder but none of them shall be entitled to exercise any rights as a Shareholder until they have complied with the procedures set out in the next following two Regulations.

31.
Any person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence being produced as may reasonably be required by the Directors.  An application by any such person to be registered as a Shareholder shall be deemed to be a transfer of Shares of the deceased, incompetent or bankrupt Shareholder and the Directors shall treat it as such.

32.
Any person who has become entitled to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such Share or Shares and such request shall likewise be treated as if it were a transfer.

33.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

MORTGAGES AND CHARGES OF SHARES

34.
Shareholders may mortgage or charge their Shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except in so far as it may conflict with any requirements herein contained for consent to the transfer of Shares.

35.	In the case of the mortgage or charge of registered Shares there may be entered in the Register of Shareholders of the Company:

(a)	a statement that the Shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the aforesaid particulars are entered in the Register of Shareholders.

36.	Where particulars of a mortgage or charge are registered, such particulars shall only be cancelled:

(a)	with the consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)
upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

37.
Whilst particulars of a mortgage or charge are registered, no transfer of any Share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf.

FORFEITURE

38.
Where Shares are not fully paid on issue, or are issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

39.
Written notice of a call specifying a date for payment to be made in respect of a Share or under the promissory note or other written obligation for payment of a debt shall be served on a Shareholder who defaults in making payment in respect of a Share whether pursuant to a promissory note or other written obligation for payment of a debt or otherwise.

40.	The written notice referred to in the immediately preceding Regulation shall:

(a)	name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

41.
Where a written notice has been issued under these Regulations and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

42.
The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Regulations.  Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled.

MEETINGS AND CONSENTS OF SHAREHOLDERS

43.
The Directors may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider necessary or desirable, however, the failure to satisfy this Regulation does not invalidate the meeting.

44.
Upon the written request of Shareholders holding thirty (30) percent or more of the outstanding Shares entitled to vote in the Company on the matter for which the meeting is being requested the Directors shall convene a meeting of Shareholders.

45.
The Directors shall give not less than seven (7) days notice of meetings of Shareholders to those persons whose names on the date the notice is given appear as Shareholders in the Register of Shareholders and are to vote at the meeting.

46.
The Directors may fix the date notice is given of a meeting of Shareholders, or such other date as may be specified in the notice, as the record date for determining those Shareholders that are entitled to vote at a meeting.

47.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than a ninety (90) percent majority of:

(a)	the total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	a ninety (90) percent majority of the votes of each class of Shares where Shareholders are entitled to vote thereon as a class together with not less than an absolute majority of the remaining votes, have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

48.	The inadvertent failure of the Directors to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

49.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

50.	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

51.
An instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

I/We ________________________________________________ being a Shareholder of the above Company with _____________ Shares HEREBY APPOINT ________________________________ of ____________________________________ or failing him____________________________ of ______________________to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the ______ day of ______________and, _______________________at any adjournment thereof.

(Any restrictions on voting to be inserted here)

Signed this day of

_________________________________ Shareholder

52.	The following shall apply in respect of joint ownership of Shares:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

53.
A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

54.
A meeting of Shareholders is properly constituted, for all purposes, if at the commencement of the meeting, there are present in person or by proxy Shareholders entitled to exercise at least fifty (50) percent of the voting rights of the Shares of each class or series of Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting.  If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid Resolution of Shareholders.

55.
If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the resolution to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

56.
At every meeting of Shareholders, the chairman of the Board of Directors shall preside as chairman of the meeting.  If there is no chairman of the Board of Directors or if the chairman of the Board of Directors is not present at the meeting, the Shareholders present shall choose someone of their number to be the chairman.  If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

57.
The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

58.
At any meeting of the Shareholders the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.  If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken.  If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

59.
Any person other than an individual shall be regarded as one Shareholder and subject to the provisions of the following Article the right of any individual to speak for or represent such Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence.  In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder.

60.
Any person other than an individual which is a Shareholder may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual Shareholder.

61.
The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

62.	Directors may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

63.
An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution.  The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders.

64.
If the Company shall have only one Shareholder the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders.  Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

DIRECTORS

65.
Except during the period from the date of incorporation until the date on which the first Directors are appointed by the first registered agent of the Company pursuant to Regulation 67, the minimum number of Directors shall be one.

66.	The following are disqualified from appointment as a Director:

(a)	an individual who is under eighteen (18) years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act;

(c)	person who is a restricted person within the meaning of section 409 of the Insolvency Act;

(d)	an undischarged bankrupt; and

(e)	any other person disqualified by the Memorandum and these Articles.

67.	The first Directors shall be appointed by the first registered agent of the Company and thereafter, the Directors shall be elected:

(a)	by the Shareholders for such terms as the Shareholders determine; or

(b)	by the Directors for such terms as the Directors may determine.

68.
Each Director shall hold office for the term, if any, fixed by the Resolution of Shareholders or Directors, as the case may be, appointing him.  In the case of a Director who is an individual the term of office of a Director shall terminate on the Director's death, resignation or removal.  The bankruptcy of a Director or the appointment of a liquidator, administrator or receiver of a corporate Director shall terminate the term of office of such Director.

69.
A Director may be removed from office, with or without cause, by a Resolution of Shareholders or, with cause, by a Resolution of Directors.  A resolution passed under this Regulation may only be passed at a meeting called for the purpose of removing the Director or for purposes including the removal of the Director, or by written resolution passed by at least seventy five (75) percent of the Shareholder, or Directors, as the case may be entitled to vote.

70.
A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

71.	A vacancy in the Board of Directors may be filled by a Resolution of Shareholders or by a resolution of a majority of the remaining Directors.

72.
With the prior approval by a Resolution of Shareholders, the Directors may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

73.	A Director shall not require a Share qualification, and may be an individual or a company.

74.	The Company shall keep a register of Directors containing:

(a)	the names and addresses of the persons who are Directors;

(b)	the date on which each person whose name is entered in the register was appointed as a Director; and

(c)	the date on which each person named as a Director ceased to be a Director.

75.
A copy of the register of Directors shall be kept at the registered office of the Company and the Company may determine by Resolution of Directors to register a copy of the register with the Registrar of Companies.

POWERS OF DIRECTORS

76.
The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Shareholders, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Shareholders, but no requirement made by a Resolution of Shareholders shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made.

77.
Notwithstanding section 175 of the Act, the Directors have the power to sell, transfer, lease, exchange or otherwise dispose of the assets of the Company, without restriction and without complying with the provisions of section 175.

78.
The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an officer or agent of the Company.  The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

79.
Every officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or these Articles.

80.
Any Director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

81.
The continuing Directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of Directors, the continuing Directors or Director may appoint Directors to fill any vacancy that has arisen or summon a meeting of Shareholders.

82.
The Directors may by Resolution of Directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

83.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

84.
The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons whether appointed directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney or attorneys as the Directors may think fit and may also authorise any such attorney or attorneys to delegate all or any powers, authorities and discretions vested in them.

REGISTER OF CHARGES

85.	The Company shall maintain at its registered office a register of all charges created by the Company showing:

(a)	if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the company, the date on which the property was acquired;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)
details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

DUTIES OF DIRECTORS

86.	Subject to this Regulation, the Directors when exercising their powers or performing their duties, shall act honestly and in good faith with a view to the best interests of the Company.

87.	Notwithstanding the foregoing:

(a)
where the Company is a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interests of the Company;

(b)
where the Company is a subsidiary, but not a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, and with the prior agreement of the shareholders other than the holding company, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interests of the Company;

(c)
where the shareholders of the company are carrying out a joint venture, the Directors may, when exercising their powers or performing their duties in connection with the carrying out of the joint venture, act in a manner which they believe to be in the best interests of a Shareholder or Shareholders, even though it may not be in the best interests of the Company.

PROCEEDINGS OF DIRECTORS

88.
The Directors or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable and for the avoidance of doubt any one Director may call a meeting of Directors, however, the failure to satisfy this Regulation does not invalidate the meeting.

89.	A Director shall be deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

90.
A Director shall be given not less than 3 days notice of meetings of Directors, but a meeting of Directors held without 3 days notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting, and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part.  The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

91.
A Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote in the place of the Director.

92.
A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of Directors, unless there are only two Directors in which case the quorum shall be two.

93.
If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors.  Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

94.
At every meeting of the Directors the chairman of the Board of Directors shall preside as chairman of the meeting.  If there is no chairman of the Board of Directors or if the chairman of the Board of Directors is not present at the meeting the vice chairman of the Board of Directors shall preside.  If there is no vice chairman of the Board of Directors of if the vice chairman of the Board of Directors is not present at the meeting the Directors present shall choose someone of their number to be chairman of the meeting.

95.
An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all Directors or all members of the committee, as the case may be, without the need for any notice.  The consent may be in the form of counterparts, each counterpart being signed by one or more Directors.

96.	The Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, committees of Directors, committees of officers and committees of Shareholders.

97.	The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the Directors determine.

98.	The Directors may, by a Resolution of Directors, designate one or more committees, each consisting of one or more Directors.

99.
Each committee of Directors has such powers, and authorities of the Directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint Directors;

(e)	to appoint agents;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or approve a liquidation plan.

The meetings and proceedings of each committee of Directors consisting of 2 or more Directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

100.
The Company may by Resolution of Directors appoint officers of the Company at such times as shall be considered necessary or expedient.  Such officers may consist of a chairman of the Board of Directors, a vice chairman of the Board of Directors, President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable.  Any number of offices may be held by the same person.

101.
The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board of Directors to preside at meetings of Directors and Shareholders, the vice chairman to act in the absence of the chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the Register of Shareholders, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

102.	The emoluments of all officers shall be fixed by Resolution of Directors.

103.
The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors.  Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

CONFLICT OF INTERESTS

104.
A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of the Company by bringing it to the attention of every Director of the board.  Where a Director’s interest in a transaction is not disclosed in accordance with this Regulation the transaction is voidable by the Company.

105.	Notwithstanding the previous Regulation, a transaction entered into by the Company is not voidable by the Company if:

(a)
the material facts of the interest of the Director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)
the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

106.	A Director of a Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which the matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction.

INDEMNIFICATION

107.
Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person (an “Indemnifiable Person”) who:

(a)
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, an officer, agent or a liquidator of the Company; or

(b)
is or was, at the request of the Company, serving as a Director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

108.
The Company may only indemnify an Indemnifiable Person if such person acted honestly and in good faith with a view to what that Director believed were the best interests of the Company and, in the case of criminal proceedings, the Indemnifiable Person had no reasonable cause to believe that his conduct was unlawful.

109.
The decision of the Directors as to whether the Indemnifiable Person acted honestly and in good faith and with a view to what that Director believed were the best interests of the Company and as to whether such person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

110.
The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to what that Director believed were the best interests of the Company or that such person had reasonable cause to believe that his conduct was unlawful.

111.
If a person to be indemnified has been successful in defence of any proceedings described above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

INSURANCE

112.
The Company may purchase and maintain insurance in relation to any person who is or was a Director, or who at the request of the Company is or was serving as a Director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability in the preceding Regulation.

SEAL

113.
The Directors shall provide for the safe custody of the Seal.  An imprint of the Seal shall be kept at the registered office of the Company.  The Seal when affixed to any written instrument shall be witnessed by a Director or any other person so authorised from time to time by Resolution of Directors.  The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DISTRIBUTIONS

114.
The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company to Shareholders at such time, and of such amount, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

115.
The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

116.
Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

117.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

118.	The Directors may determine in their sole discretion to issue bonus Shares from time to time.

119.
A division of the issued and outstanding Shares of a class or series of Shares into a larger number of Shares of the same class or series having a proportionately smaller par value does not constitute the issue of a bonus Share.

ACCOUNTS

120.	The Company shall keep such accounts and records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

AUDIT

121.	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors in which event the following provisions shall apply to the appointment and activities of the auditors.

122.	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Shareholders.

123.	The auditors may be Shareholders but no Director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

124.	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the Directors, may be fixed by Resolution of Directors;

(b)	subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

125.
The auditors shall examine each profit and loss account and balance sheet required to be served on every Shareholder or laid before a meeting of the Shareholders and shall state in a written report whether or not:

(a)
in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

(b)	all the information and explanations required by the auditors have been obtained.

126.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be served on the Shareholders.

127.
Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

128.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company's profit and loss account and balance sheet are to be presented.

NOTICES

129.
Any notice, information or written statement to be given by the Company to Shareholders may be served in any way by which it can reasonably be expected to reach each Shareholder or by mail addressed to each Shareholder at the address shown in the Register of Shareholders.

130.
Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

131.
Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

NON-RECOGNITION OF TRUSTS

132.
Subject to the proviso hereto, no person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Regulations or as required by law) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register of Shareholders, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise interests by acknowledging such interests in writing to the holder thereof and may be bound by the terms and conditions contained in any such acknowledgement in accordance with the general law.

ARBITRATION

133.
Whenever any difference arises between the Company on the one hand and any of the Shareholders or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any legislation, ordinance or regulation affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

134.
If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

135.	The Company may voluntarily commence to wind up and dissolve if

(a)	it has no liabilities; or

(b)	is able to pay its debts as they fall due,

by a Resolution of Shareholders or if, the Company has never issued Shares, by a Resolution of Directors.

CONTINUATION

136.
The Company may by Resolution of Shareholders or by resolution passed unanimously by all Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Osiris International Trustees Limited of Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola VG1110, British Virgin Islands for the purpose of continuing the Company in the BVI under the laws of the British Virgin Islands hereby sign our name to these Articles of Association on this XX day of XXX, 2013, behalf of the Directors/Shareholder of the AlphaRx Inc. who have approved them.

Incorporator

For and on behalf of
Osiris International Trustees Limited